Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2018, and the unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2018, and the year ended December 31, 2017, have been prepared to show the impact on Business First’s historical financial position and results of operations of the consummation of the merger, including the issuance of 1,679,559 shares of Business First common stock to Richland State’s shareholders and a special distribution of $10,627,737 to Richland State’s shareholders in connection with the merger, pursuant to the merger agreement.

Additionally, the unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2017, includes the effect of the acquisition of Minden Bancorp, which was consummated on January 1, 2018, as if the acquisition had been consummated on January 1, 2017.

The unaudited pro forma condensed combined consolidated financial statements give effect to the acquisitions of Richland State and Minden Bancorp as business combinations under GAAP. Accordingly, all assets and liabilities were recorded at estimated fair value. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Business First’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Business First anticipates that the acquisition of Richland State will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Richland State. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Business First, Richland State, and Minden Bancorp been combined during these periods.

The unaudited pro forma condensed combined consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of Business First, Richland State, and Minden Bancorp which have been filed by Business First with the SEC.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

September 30, 2018

	Business First	Richland State		Purchase		Pro Forma
	Bancshares, Inc.	Bancorp, Inc.	Combined	Accounting		Combined
	9/30/2018	9/30/2018	9/30/2018	Adjustments		9/30/2018
Assets
Cash and cash equivalents	$51,875	$24,672	$76,547	$(10,628)	a	$65,919
Held-to-maturity investment securities	-	28,441	28,441	-		28,441
Available-for-sale investment securities	243,585	40,023	283,608	113	d	283,721
Loans, net of unearned income	1,297,959	200,721	1,498,680	(3,248)	b	1,495,432
Allowance for loan losses	(10,273)	(1,787)	(12,060)	1,787	c	(10,273)
Net loans	1,287,686	198,934	1,486,620	(1,461)		1,485,159
Mortgage loans held for sale	280	-	280	-		280
Premises and equipment (net)	10,022	4,734	14,756	668	d	15,424
Bank owned life insurance	24,442	7,236	31,678	-		31,678
Others real estate owned	1,824	623	2,447	(89)	d	2,358
Goodwill	32,427	-	32,427	15,357	e	47,784
Other intangible assets	4,103	-	4,103	3,947	f	8,050
Other assets	21,951	2,206	24,157	(220)	g	23,937
Total assets	$1,678,195	$306,869	$1,985,064	$7,687		$1,992,751
Liabilities
Non-interest-bearing	$311,170	$63,168	$374,338	$-		$374,338
Interest bearing	1,042,901	205,416	1,248,317	346	h	1,248,663
Total deposits	1,354,071	268,584	1,622,655	346		1,623,001
Borrowings	102,572	-	102,572	-		102,572
Other liabilities	8,591	3,150	11,741	-		11,741
Total liabilities	1,465,234	271,734	1,736,968	346		1,737,314
Equity
Common stock	11,534	493	12,027	1,187	i	13,214
Surplus	171,345	355	171,700	40,441	j	212,141
Retained earnings	35,460	35,270	70,730	(35,270)	i	35,460
Accumulated other comprehensive income	(5,378)	(983)	(6,361)	983	i	(5,378)
Total shareholders’ equity	212,961	35,135	248,096	7,341		255,437
Total liabilities and shareholders’ equity	$1,678,195	$306,869	$1,985,064	$7,687		$1,992,751

Notes
a.	Includes cash consideration distributed by RSBI to its shareholders prior to acquisition close.
b.	Purchased loan discount
c.	Elimination of Richland State Bank's Allowance for Loan Losses
d.	Fair value adjustments.
e.	Recognition of goodwill
f.	Core deposit intangible
g.	Net of deferred tax asset and liability entries associated with transaction
h.	Deposit premium
i.	Purchase accounting adjustments
j.	Stock consideration based on closing price of $25.29.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT

Nine Months Ended September 30, 2018

	Nine Months Ended 9/30/18
	Business First Bancshares, Inc.	Richland State Bancorp, Inc.	Pro Forma Adjustments		Adjusted Pro Forma Combined

Total interest income	$54,642	$10,369	$242	a,e	$65,253
Total interest expense	9,530	917	(239)	d	10,208
Net interest income	45,112	9,452	481		55,045
Provision for loan losses	1,451	170	(170)	a	1,451
Non-interest income	5,288	2,310	-		7,598
Gain on sale of securities	-	-	-		-
Non-interest expense	35,839	7,949	296	b,c	44,084
Merger-related expense	-	118	(118)	g	-
Net income before taxes	13,110	3,525	473		17,108
Income tax expenses (benefit)	2,464	-	840	f	3,304
Net income	$10,646	$3,525	$(367)		$13,804

a

Based on Business First’s preliminary evaluation of the acquired portfolio of loans, a fair value adjustment of $3.25 million was recorded. The provision for loan losses is eliminated and included in the fair value adjustment. Interest income was adjusted to recognize the estimated accretion based on the weighted average remaining maturity of the loan portfolio.

b

The net fair value adjustment to the net book value of property held by RSBI was based on preliminary appraisals. The adjustments to depreciation expense due to adjustments in estimated useful life is considered immaterial.

c

Based on Business First’s preliminary evaluation of core deposits, the identified core deposit intangible of $3.95 million will be amortized on a straight line basis over an estimated useful life of 10 years.

d

RSBI's fixed-rate deposit liabilities were estimated to result in a $0.35 million deposit premium based on Business First's preliminary assessment. The premium was accreted over the weighted average remaining maturity of the portfolio.

e	Estimated fair value adjustments would not have a material impact on the income stream of the security portfolio.
f

Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 21% for 2018 and the tax effect of RSBI being taxed using Business First’s C-Corp rate since RSBI was an S-Corp at September 30, 2018.

g	Add back of RSBI merger expenses.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT

Year Ended December 31, 2017

	Business First Bancshares, Inc. (as reported)		Minden Bancorp, Inc. (as reported)	Pro Forma Adjustments		Pro Forma Combined	Richland State Bancorp, Inc.	As Adjusted for Offering		Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	$47,516		$11,368	$646	a	$59,530	$11,432			$323	a	$71,285
Interest income on securities	3,829		2,155	-	e	5,984	1,388			-	e	7,372
Other interest income	256		155	-		411	162			-		573
Total interest income	51,601		13,678	646		65,925	12,982			323		79,230
Interest expense:
Interest expense on deposits	6,328		1,421	-	d	7,749	867			(318)	d	8,298
Interest expense on borrowings	901		46	-		947	63			-		1,010
Total interest expense	7,229		1,467	-		8,696	930			(318)		9,308
Net interest income	44,372		12,211	646		57,229	12,052			641		69,922
Provision for loan losses	4,237		130	(130)	a	4,237	360			(360)	a	4,237
Net interest income after provision	40,135		12,081	776		52,992	11,692			1,001		65,685
Non-interest income:
Service charges on deposit accounts	2,109		545	-		2,654	1,818			-		4,472
Gain on sale of securities	31		(263)	-		(232)	-			-		(232)
Other non-interest income	3,478		369	-		3,847	618			-		4,465
Total non-interest income	5,618		651	-		6,269	2,436			-		8,705
Non-interest expense:												-
Salaries and employee benefits	21,482		4,039	-		25,521	6,048			-		31,569
Net occupancy and depreciation expense	4,820		637	-	b	5,457	1,576			-	b	7,033
Amortization of intangibles	276		-	249	c	525	-			395	c	920
Other non-interest expense	10,224		1,998	(2,175)	f	10,047	2,615			-		12,662
Total non-interest expense	36,802		6,674	(1,926)		41,550	10,239			395		52,184
Net income before taxes	8,951		6,058	2,702		17,711	3,889			606		22,206
Income tax expenses (benefit)	4,103		2,126	919	g	7,148	-			1,528	j	8,676
Net income	$4,848		$3,932	$1,783		$10,563	$3,889			$(922)		$13,530
												-
Basic earnings per common share	$0.47		$1.66			$1.03	$39.95					$1.03
Weighted average common shares outstanding	10,228,093	h	2,369,775			10,228,093	97,346	1,207,500	i	1,679,559	k	13,115,152
												-
Diluted earnings per common share	$0.46		$1.62			$1.00	$39.49					$1.01
Weighted average diluted common shares outstanding	10,573,915	h	2,432,084			10,573,915	98,492	1,207,500	i	1,679,559	k	13,460,974

a

Based on Business First’s evaluation of the acquired portfolio of loans, a fair value adjustment of $2.65 million for MBI and $3.25 million for RSBI was recorded to reflect the discount on the portfolio. The provision for loan losses is eliminated and included in the fair value adjustment. Interest income was adjusted to recognize the estimated accretion based on the weighted average remaining maturity of the loan portfolios.

b	The adjustments to depreciation expense due to adjustments in estimated fair value and useful life are considered immaterial.
c

Based on Business First’s evaluation of core deposits, the identified core deposit intangible of $2.49 million for MBI and $3.95 million for RSBI will be amortized on a straight line basis over an estimated useful life of 10 years.

d

RSBI's fixed-rate deposit liabilities were estimated to result in a $0.35 million deposit premium based on Business First's assessment. The premium was accreted over the weighted average remaining maturity of the portfolio. MBI's fixed-rate deposit liabilities were estimated to equal current market rates.

e	Estimated fair value adjustments would not have a material impact on the income stream of the security portfolio.
f	Add back of merger expenses recorded by Business First and MBI.
g	Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 34% for 2017.
h

Business First common shares outstanding were adjusted to record shares of Business First stock sold in the capital offering used to fund the transaction; recalculated YTD December 31, 2017 weighted average shares assuming capital raise completed January 1, 2017.

i	Offering of 1,207,500 shares at public offering price of $24.00 per share, less underwriting and offering costs. Adjusted to record shares assuming transaction occurred on January 1, 2017.
j	Income taxes were adjusted to reflect the tax effects of RSBI being taxed using Business First’s statutory rate of 34% for 2017 since RSBI was an S-Corp at December 31, 2017.
k	1,679,559 shares issued to RSBI shareholders and adjusted to record shares of Business First stock assuming the transaction occurred on January 1, 2017.

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